SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

                           October 2, 2003
Date of report (Date of Earliest Event Reported)

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
(Exact name of Registrant as specified in Its Charter)

VIRGINIA	0-50230	32-0045263

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1001 Nineteenth Street North, Arlington, Virginia 22209
(Address of principal executive offices and zip code)

                                  (703) 312-9500
Registrant’s telephone number, including area code

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     This report contains as an exhibit the Underwriting Agreement, dated October 2, 2003, between Friedman, Billings, Ramsey Group, Inc. (the “Company”), on the one hand, and Friedman, Billings, Ramsey & Co., Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Keefe, Bruyette & Woods, Inc., BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., Stifel, Nicolaus & Company, Incorporated, Credit Lyonnais Securities (USA) Inc., Flagstone Securities and Scotia Capital (USA) Inc., on the other hand, in connection with (1) the sale of 23,000,000 shares (the “Initial Shares”) of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”), and (2) the grant of an option to purchase all or any part of 3,450,000 additional shares of Class A Common Stock to cover over-allotments, if any, pursuant to the Company’s Prospectus Supplement dated October 2, 2003, and accompanying base Prospectus dated September 26, 2003, included as part of the Registration Statement on Form S-3, as amended (No. 333-107731) filed with the Securities and Exchange Commission. The closing of the offering of the Initial Shares occurred on October 8, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

Exhibit 1.1	Underwriting Agreement, dated October 2, 2003, between Friedman, Billings, Ramsey Group, Inc., on the one hand, and Friedman, Billings, Ramsey & Co., Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Keefe, Bruyette & Woods, Inc., BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., Stifel, Nicolaus & Company, Incorporated, Credit Lyonnais Securities (USA) Inc., Flagstone Securities and Scotia Capital (USA) Inc., on the other hand.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: October 8, 2003	By:	/s/ Kurt R. Harrington

Kurt R. Harrington
Senior Vice President, Chief Financial
Officer and Treasurer

LIST OF EXHIBITS

1.1	Underwriting Agreement, dated October 2, 2003, between Friedman, Billings, Ramsey Group, Inc., on the one hand, and Friedman, Billings, Ramsey & Co., Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Keefe, Bruyette & Woods, Inc., BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., Stifel, Nicolaus & Company, Incorporated, Credit Lyonnais Securities (USA) Inc., Flagstone Securities and Scotia Capital (USA) Inc., on the other hand.